Exhibit 10.06.2




                       PRIMERICA CORPORATION
                ACTION OF THE SENIOR VICE PRESIDENT
                -----------------------------------




      I, Barry L. Mannes, Senior Vice President Human Resources, Primerica Corporation (the "Corporation"), under authority granted me by the Board of Directors of the Corporation and upon advice of the General Counsel of the Corporation, hereby authorize the following actions in the name and on behalf of Primerica Corporation:

      (a)  Section   2.11   of  the   Primerica   Corporation
      Supplemental Retirement Plan (the "Plan") is amended and restated to read as follows:

                "Equivalent Actuarial  Value" shall
                mean the equivalent  value computed
                on  the  basis  of  the 1971  Group
                Annuity  Mortality  Table,  blended
                70% male  and 30% female, and at an
                interest  rate  equal to  the  PBGC
                immediate rate  at the time  of the
                commencement   of    the   Member's
                benefit under the Plan."

      (b) After December 31, 1993, there shall be no further accruals under the Plan. Any benefits accrued under the Plan prior to January 1, 1994, shall be frozen at the December 31, 1993 levels in accordance with the terms of the Plan.

      All other features of the Plan, including the earning of vesting service, shall continue.




 Effective Date:  December 31, 1993




                                    /s/  Barry L. Mannes
                                    -----------------------------------

                                    Barry L. Mannes
                                    Senior Vice President  - Human  Resources
                                    Primerica Corporation